Diamond Resorts International® 1 September 2012

2 David F. Palmer President & Chief Financial Officer Management Presenter

Diamond Resorts International® 3 Company Overview  Diamond Resorts is a branded resort management company that operates one of the largest vacation-ownership networks in the world Santa Barbara Golf and Ocean Club – Canaries, Spain

Diamond Resorts International® 4 242 Branded and Affiliated Resorts Lake Tahoe Vacation Resort – South Lake Tahoe, California

Diamond Resorts International® 5 Approximately 490,000 Owner-Families

Diamond Resorts International® 6 29 Countries

Diamond Resorts International® 7 Company Members Hawaii West U.S. East U.S. Central U.S. Mexico Caribbean South America Northern Europe Southern Europe Asia Africa Australia Wyndham Vacation Ownership 813,000 P P P P P P P Diamond Resorts International 493,000 P P P P P P P P P P P P Marriott Vacation Club International 420,000 P P P P P P P Hilton Grand Vacations 237,173 P P P P P P Starwood Vacation Ownership 235,000 P P P P P Bluegreen Resorts 230,390 P P P P Holiday Inn Club Vacations 160,000 P P Disney 160,000 P P P Hapimag 141,437 P P P P Silverleaf 118,000 P P Royal Resorts 91,792 P Villa Group 79,595 P Raintree Resorts International 48,000 P P P P P Club La Costa 39,000 P P An Industry Leading Hospitality Company Diamond has one of the largest and most geographically diverse network of properties

Diamond Resorts International® 8 Business Segments  Hospitality and Resort Management Services  Marketing and Sales of Vacation Interests  Consumer Financial Services

Diamond Resorts International® 9 Hospitality and Management Services  Manage 74 resort properties globally and provide access to 164 affiliates and 4 cruise itineraries  Manage members of THE Club®  Evergreen management contracts yield highly predictable, contractual cash flow • EBITDA for LTM ended June 30, 2012, was $81 million • Automatic renewals • Management fees are typically cost plus 10% - 15% • Maintenance CapEx are HOA responsibility and paid by owners  No ADR or occupancy risk associated with management fee income  Since acquisition, Diamond has never been terminated as manager and has added several new contracts  HOA fees are collected in advance • Approximately 70% collected by the end of February each year • Cash is held in HOA accounts managed by Diamond reducing collectability risk  A majority of EBITDA contribution with no material overhead or working capital

Diamond Resorts International® 10 Marketing & Sales of Vacation Interests  Diamond markets and sells vacation interests in the form of points • Flexibility to use points when and where the owner wants • Not tied to fixed interval • Members can also utilize their points as currency for services such as airline tickets and cruises  Diamond sells vacation interests through individual sales presentations: • 48 sales centers world wide • Tour Flow based on data driven direct marketing - Manage cost per tour - Conversion percentage by tour channel - Transaction size  Self-Sustaining Inventory Model • Focused on selling recaptured inventory – current sales level supported without need to build new inventory • During each of the past two years, we have recovered 3% of our previously sold VI’s

Diamond Resorts International® 11 Consumer Financial Services  Diamond maintains a vertically integrated consumer finance operation • Risk-based pricing model based on an obligor’s FICO score and credit report  Since October 2008: • Consumer receivables generated have had a weighted average FICO score of 758 • Only approximately 42% of total sales have relied on Diamond’s financing • Average combined equity contribution of 47%  Diamond maintains approximately $135 million of non-recourse receivables financing facilities with more than $58 million of capacity available  As of June 30, 2012, Diamond services a portfolio of approximately 56,000 loans and $470 million.

Diamond Resorts International® 12 Financial Highlights ($ in thousands, except for average sales price per transaction) (a) The reported EBITDA contribution during the quarter ended December 31, 2011 and the LTM period as of June 30, 2012 were lower due to a water intrusion assessment of $10 million. (b) The reported EBITDA contribution during the quarter ended December 31, 2011 and the LTM period as of June 30, 2012 were lower due to a severance expense of $2 million. (c) The adjusted EBITDA shown in this table for the quarter ended December 31, 2011 and the LTM period as of June 30, 2012 have been normalized for the $12 million of adjustments discussed in footnote a and b. For the three months ended September 30, 2011 December 31, 2011 March 31, 2012 June 30, 2012 LTM as of June 30, 2012 LTM as of June 30, 2011 Hospitality and Management Services Revenue 33,867$ 34,343$ 36,696$ 38,856$ 143,762$ 128,376$ EBITDA Contribution 20,347$ 17,272$ 21,116$ 21,954$ 80,689$ 79,630$ Vacation Interest Sales and Financing Revenue 71,899$ 67,635$ 71,925$ 82,213$ 293,672$ 237,741$ EBITDA Contribution(a) 25,448$ 17,850$ 19,381$ 24,928$ 87,607$ 59,177$ Average Sales Price Per Transaction 10,623$ 10,771$ 12,060$ 12,347$ 11,450$ 9,816$ Total Number of Tours 40,299 39,109 34,942 43,467 157,817 137,501 Corporate and Other EBITDA Contribution(b) (19,390)$ (19,141)$ (20,432)$ (21,825)$ (80,788)$ (72,680)$ Adjusted EBITDA(c) 26,405$ 15,981$ 20,065$ 25,057$ 87,508$ 66,127$

Diamond Resorts International® 13 Acquisition Summaries  PMR acquisition: • Completed acquisition on May 21, 2012 • This transaction added nine resorts located in California, Nevada, Utah, and Mexico • In addition to the nine resorts, approximately 75,000 owners were added  Tempus acquisition • Completed acquisition on July 1, 2011 • This transaction added two additional resorts in Florida and South Carolina • In addition to the two resorts, approximately 44,000 owners were added  ILX acquisition • Completed acquisition on August 31, 2010 • This transaction added ten resorts in Arizona, California, Colorado, Nevada, and Mexico • In addition to the ten resorts, approximately 18,000 owners were added

Diamond Resorts International® 14 Important Note Regarding Forward-Looking Statements:  Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s most recent Form 10-K and subsequent SEC filings.